Exhibit 99.D
Joint Filing Statement

           We, the undersigned, hereby express our agreement that the attached Schedule 13D/A is, and any further amendments to the Schedule 13D to which it relates signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: August 27, 2012

Kinder Morgan, Inc.

By: /s/ Joseph Listengart
Name: Joseph Listengart
Title: Vice President

El Paso Pipeline GP Company, L.L.C.

By: /s/ Joseph Listengart
Name: Joseph Listengart
Title: Vice President

El Paso Pipeline LP Holdings, L.L.C.

By: El Paso Pipeline Holding Company, L.L.C., its sole member

By: /s/ Joseph Listengart
Name: Joseph Listengart
Title: Vice President